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                                                                   EXHIBIT 99.1

                                  DETACH HERE

                INFOSEEK CORPORATION (A CALIFORNIA CORPORATION)

              SPECIAL MEETING OF SHAREHOLDERS--NOVEMBER 18, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF INFOSEEK CORPORATION ("INFOSEEK")

  The undersigned hereby appoints Harry M. Motro, Leslie E. Wright and Andrew
E. Newton, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Infoseek's common stock which the undersigned may be entitled to vote at the Special Meeting of Shareholders of Infoseek to be held at Infoseek's offices located at 1399 Moffett Park Drive, Sunnyvale, California 94089, on November 18, 1998 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposal and in accordance with the following instructions. The proposal referred to herein is described in detail in the accompanying joint proxy statement/prospectus.

  UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

[SEE REVERSE SIDE]

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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                                  DETACH HERE

PLEASE MARK VOTES AS IN THIS EXAMPLE.[X]

  PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTPAID RETURN ENVELOPE. THE BOARD OF DIRECTORS OF INFOSEEK CORPORATION RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

     (i) approval and adoption of an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of June 18, 1998, among Infoseek Corporation, a California corporation ("Infoseek California"), Infoseek Corporation, a newly-formed Delaware corporation ("Infoseek Delaware"), Starwave Corporation, a Washington corporation ("Starwave") and Disney Enterprises, Inc., a Delaware corporation, and approval of a reincorporation transaction, as contemplated by the Reorganization Agreement, pursuant to an Agreement and Plan of Merger by and among Infoseek California, Infoseek Delaware and ICO Acquisition Corporation, a newly formed California corporation and wholly-owned subsidiary of Infoseek Delaware ("Infoseek Merger Sub"), whereby Infoseek Merger Sub will be merged with and into Infoseek California and each outstanding share of Infoseek California common stock will be converted into the right to receive one share of Infoseek Delaware common stock, with the result that Infoseek California will become a wholly-owned subsidiary of Infoseek Delaware; and (ii) the issuance of 28,138,000 shares of Infoseek Delaware common stock to the shareholders of Starwave in connection with the acquisition of Starwave, as contemplated by the Reorganization Agreement, pursuant to an Agreement and Plan of Merger by and among Infoseek Delaware, Starwave, and Starwave Acquisition Corporation, a newly formed Washington corporation and wholly-owned subsidiary of Infoseek Delaware ("Starwave Merger Sub"), whereby Starwave Merger Sub will be merged with and into Starwave and each outstanding share of Starwave common stock will be converted into the right to receive approximately 0.26 shares of Infoseek Delaware common stock, subject to adjustment, with the result that Starwave will become a wholly-owned subsidiary of Infoseek Delaware, and the issuance to The Walt Disney Company of 2,642,000 shares of Infoseek Delaware common stock and the Warrant to purchase an additional 15,720,000 shares of Infoseek Delaware common stock to The Walt Disney Company pursuant to the Common Stock and Warrant Purchase Agreement dated as of June 18, 1998 between Infoseek and The Walt Disney Company (and the shares underlying such Warrant).

              FOR [_]             AGAINST [_]             ABSTAIN [_]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

                                          Please sign exactly as your name
                                          appears hereon. If the stock is
                                          registered in the names of two or
                                          more persons, each should sign.
                                          Executors, administrators, trustees,
                                          guardians and attorneys-in-fact
                                          should add their titles. If the
                                          signer is a corporation, please give
                                          the full corporate name and have a
                                          duly authorized officer sign,
                                          stating such officer's title. If the
                                          signer is a partnership, please sign
                                          in the partnership's name by an
                                          authorized person.

Signature: __________________________     Signature: __________________________


Date: _______________________________     Date: _______________________________